EXHIBIT 32.1

                          CERTIFICATION OF 10-Q REPORT
                                       OF
                            SCOTT'S LIQUID GOLD-INC.

FOR THE QUARTER MARCH 31, 2009

1.	The undersigned are the Chief Executive Officer and the Chief
Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Scott's Liquid Gold for the quarter ended March 31, 2009.

2.	We certify that such 10-Q Report fully complies with the
requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold-Inc.

This Certification is executed as of May 15, 2009.


/s/ Mark E. Goldstein
----------------------------------
Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
Principal Executive Officer


/s/ Brian L. Boberick
----------------------------------
Brian L. Boberick
Treasurer, Chief Financial Officer
Principal Financial Officer